Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-108199 of Interstate Power and Light Company of our report dated March 18, 2003 appearing in the Annual Report on Form 10-K of Interstate Power and Light Company for the year ended December 31, 2002, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP

September 2, 2003